EXHIBIT 10.3

                                AGREEMENT


Copley Pharmaceutical, Inc. (Copley) agrees to do the Following within 90 days of signing this agreement:

1. Cooperate fully with the Food and Drug Administration (FDA) and other Federal investigations to determine the perpetrators, participants, causes, and scope of all wrongful acts related to Copley's drug approval process and to assess the effects of such acts on safety, effectiveness, and quality of its products;

2. Identify all individuals now employed by Copley who were responsible for wrongful acts and remove such persons from any authority on matters under jurisdiction of the FDA;

3. Conduct a review, acceptable to FDA, of twenty drug applications to be selected by FDA and identify all instances of wrongful acts associated with these twenty Copley drug applications submitted to the FDA, including but not limited to, any discrepancies between manufacturing conditions and controls identified in approved applications, supplements, or annual reports, and manufacturing conditions and controls utilized during actual production. The review shall be done by an outside auditor or team of auditors acceptable to FDA who are qualified by training and experience to conduct such a review. If after review of these twenty applications FDA has determined that the applications accurately reflect the actual and necessary manufacturing and control procedures and there exists no data integrity problems with any of the reviewed applications it will deem the review to be completed and require no further review by Copley of additional applications. All oral reports related to the review shall be promptly, accurately, and completely reduced to writing and all written reports related to the review that are provided to Copley shall be provided to both FDA New England District Office and FDA's Center for Drug Evaluation and Research, Division of Manufacturing and Product Quality, for evaluation, within 10 days after receipt by Copley;

4. Develop and implement a comprehensive ethics program to preclude future instances of wrongful acts related to the drug application process;

5. Correct all current applications by supplement or voluntary withdrawal as required by the nature of the deficiency;

In addition, Copley agrees that it will not manufacture or distribute any Albuterol Sulfate for Inhalation product without first obtaining written approval from FDA's Center for Drug Evaluation and Research, Division of Manufacturing and Product Quality. If after one year from the date of signing this agreement Copley has not made such a request to FDA for written approval to manufacture or distribute Albuterol Sulfate for Inhalation product it will immediately submit a written request to FDA to withdraw voluntarily, pursuant to the procedures outlined in 21 CFR 314, 150 (d), all applications for Albuterol Sulfate for Inhalation. Copley further agrees to take any additional measures that FDA deems necessary to effectively carry out the foregoing obligations and to assure that Copley's new drug applications, including amendments and supplements thereto, are in full compliance with the law and accurately and completely reflect the products that are the subject of such applications.

6. Report to FDA's New England District Office every 30 days after signing the plea agreement each of the steps Copley has taken to implement the foregoing measures.

     Provided that Copley promptly and completely complies with each of the terms of this agreement, it is not FDA's present intention to impose civil money penalties against Copley, debar Copley under section 306 (b) of the Act, or prohibit Copley from submitting new applications, amendments, or supplements as a result of the fact of Copley's guilty plea to the charge set forth in a criminal information. However, nothing herein shall preclude FDA from implementing the Application Integrity Policy, imposing civil money penalties, debarring Copley under section 306 (b) of the Act, and/or taking any other available judicial or administrative remedies that FDA deems necessary should new facts become known to FDA meriting such actions.




Dated this 22nd Day of May, 1997.



CONSENTED TO AND AGREED BY
AUTHORIZATION OF THE BOARD
OF DIRECTORS OF COPLEY PHARMACEUTICAL, INC.


/s/ Richard M. Cooper
---------------------
RICHARD M. COOPER
Counsel for Copley Pharmaceutical, Inc.


/s/ Douglas I. Ellsworth
-----------------------
DOUGLAS I. ELLSWORTH
Director - Division of Manufacturing and Product Quality
Center for Drug Evaluation and Research
Food and Drug Administration